CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-284855 on Form S-6 of our report dated April 2, 2025, relating to the financial statement of FT 12093, comprising S&P International Dividend Aristocrats Port. 2Q '25 (S&P International Dividend Aristocrats Portfolio, 2nd Quarter 2025 Series ), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 2, 2025